Exhibit 10.12

ODYSSEY THERAPEUTICS, INC.

2021 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made between Odyssey Therapeutics, Inc. (the “Company”) and Ian Smith (the “Purchaser”) as of December 30, 2025 (the “Purchase Date”).

A. Pursuant to the exercise of the option granted to Purchaser (the “Option”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) and pursuant to the Stock Option Agreement dated [June 18, 2025][September 22, 2025] (the “Option Agreement”), and the Exercise Notice and Agreement dated December 30, 2025 (the “Exercise Agreement” and together with the Option Agreement, the “Option Documents”), each by and between the Company and Purchaser, with respect to such Option, which Plan and Option Documents are hereby incorporated by reference, Purchaser has elected to purchase [767,186][851,190] of those shares of Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement. Until such shares vest, they are referred to in this Agreement as “Unvested Shares,” and all of the shares being exercised under the Option Agreement, whether vested or unvested, are referred to herein as the “Shares.”

B. As required by the Option Documents, as a condition to Purchaser’s election to exercise the Option, Purchaser must execute this Agreement, which sets forth certain rights and obligations of the parties with respect to Shares acquired upon exercise of the Option. This Agreement is subject to the terms of the Plan. To the extent that there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. Capitalized terms not defined in this Agreement have the meaning provided in the Plan.

1. Stockholder Rights; Conditions; Escrow. The Purchaser shall be entitled to all of the rights of a stockholder with respect to the Shares as of the Purchase Date, including, but not limited to, the right to receive dividends and other distributions payable with respect to same. However, the Shares shall be subject to certain transfer restrictions specified in this Agreement. As a condition to the issuance of the Shares, the Purchaser shall execute and deliver to the Company one or more duly-executed blank Stock Powers and Assignments Separate from Certificate (in the form attached hereto as Annex 1) with respect to the Shares and such other documents as may be reasonably requested by the Administrator from time to time including, without limitation, any investors rights agreement, voting agreement, stockholder agreement and similar agreements. If the Purchaser fails to comply with the requirements of this Section 1, all Shares, including any vested Shares, shall be subject to repurchase at the Unvested Share Repurchase Price (as defined below). All unvested Shares shall be held in escrow by the Company until such Shares vest.

2. Vesting; Repurchase Rights.

(a) Vesting Schedule. Unvested Shares shall become vested Shares in accordance with the vesting provisions contained in Purchaser’s Option Agreement.

(b) Treatment on Termination.

(i) If the Purchaser ceases to be a Service Provider for any reason (a “Service Termination”), the Company may repurchase some or all of the unvested Shares held by the Purchaser at the lesser of (A) the price paid by the Purchaser for such unvested Shares and (B) the Fair Market Value of the unvested Shares as of the date of the repurchase (the “Unvested Share Repurchase Price”).

(ii) If the Purchaser ceases to be a Service Provider for Cause, the Company may, at the election of the Administrator, repurchase some or all of the vested Shares held by the Purchaser (if any) at the Unvested Share Repurchase Price.

(iii) The Company may exercise any or all of its repurchase rights by delivering to Purchaser (or his or her transferee or legal representative, as the case may be), a notice in writing indicating the Company’s intention to exercise the repurchase right(s) on a date specified by the Company that is within six months after the Service Termination. Payment of the applicable repurchase price shall be made, at the option of the Company or its assignee(s), in cash, by check or wire transfer of immediately available funds, by cancellation of all or a portion of any outstanding indebtedness of the Purchaser to the Company (or, in the case of repurchase by an assignee, to the assignee) or by any combination thereof. In the event that the Purchaser refuses to transfer the Shares, the Company or its assignee(s) may deposit the applicable repurchase price in an account of the Purchaser’s benefit and, upon such deposit, the Shares being repurchased will be deemed transferred and the Purchaser will no longer have any rights with respect to such Shares.

(c) Non-transferability. The Purchaser shall not sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) unvested Shares. The transfer restrictions set forth in this Section 2(c) shall lapse when the Shares vest, subject to the remaining terms of this Agreement and the Option Documents.

3. Adjustments. The number of Shares covered by the Award and the type of stock or other consideration to be received on settlement of the Award shall be subject to such adjustment, pursuant to the Plan in the manner determined to be appropriate by the Administrator in its sole discretion. Any adjustment determined to be appropriate by the Administrator shall be conclusive and shall be binding on the Purchaser. Any Common Stock or other securities received by the Purchaser as a result of such transaction with respect to the Shares shall be subject to the restrictions and conditions set forth herein with respect to the Shares.

4. Tax Issues.

(a) As a condition to the issuance and receipt of the Shares, if the Purchaser is a U.S. taxpayer, the Purchaser shall timely file a properly completed election, substantially in the form attached hereto as Annex 2 (the “Election”), under Section 83(b) of the Code, with respect to the Shares, provide a copy of the Election to the Company, and otherwise comply with all requirements of Treasury Regulation Section 1.83-2.

(b) The Purchaser acknowledges that the Purchaser has reviewed with the Purchaser’s own tax advisors the tax consequences of this Agreement, the purchase and its surrounding circumstances, the terms and structure of the Purchaser’s ownership of the Shares and the Purchaser’s

Election, and is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

(c) The Purchaser understands that the Purchaser (and not the Company or any other entity or individual) shall be responsible for the Purchaser’s own tax liability that may arise as result of the transactions contemplated by this Agreement or relating in any manner to the Shares. If any withholding is required with respect to the Shares, the Company may require the Purchaser to pay the amount of such withholding tax to the Company or an Affiliate or make arrangement otherwise satisfactory to the Company.

5. Compliance with Legal Requirements. The purchase and sale of the Shares, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Administrator shall have the right to impose such restrictions on the Shares as it deems reasonably necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. Unless the Shares are covered by an effective registration statement under the Securities Act, the Shares shall constitute “restricted securities,” as such term is defined in Rule 144 of the Securities Act. The Purchaser acknowledges that (i) the Shares have not been registered under the Securities Act or the securities laws of any state, (ii) there may not exist a market for resale of the Shares, and (iii) such Shares may need to be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from registration is available. The Company shall have no obligation to register the Shares under the Securities Act or otherwise. In connection with any transfer of Shares, the Company may require the Purchaser to provide to the Company at its expense an opinion of counsel, satisfactory to the Company, that such transfer is in compliance with all applicable federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 5 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. It is expressly understood that the Administrator is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, subject to the terms of this Agreement, all of which shall be binding upon the Purchaser. The Purchaser agrees to take all steps the Administrator determines are reasonably necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

6. Drag-Along Right.

(a) Actions to be Taken. In the event that (i) the requisite holders of outstanding capital stock of the Company required by applicable law to approve a Corporate Transaction (the “Requisite Holders”) and (ii) the Board approves a Corporate Transaction in writing, specifying that this Section 6 shall apply to such Corporate Transaction, then the Purchaser hereby agrees:

(i) if such transaction requires the Purchaser’s approval and to the extent the Shares are entitled to vote, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Corporate Transaction (together with any related agreements required in order to implement such Corporate Transaction) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Corporate Transaction of the Company;

(ii) if such Corporate Transaction is a transaction or a series of related transactions which any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires from the Requisite Holders immediately prior to such transaction or series of related transactions capital stock representing more than 50% of the combined voting power of the then outstanding voting securities of the Company, to sell the same proportion Shares as is being sold by the Requisite Holders to the person whom the Requisite Holders propose to sell their capital stock, and, except as permitted by this Agreement or the Plan or otherwise provided in the Company’s Certificate of Incorporation then in effect, on the same terms and conditions as the Requisite Holders;

(iii) to execute and deliver all related documentation and take such other action in support of the Corporate Transaction as shall reasonably be requested by the Administrator in order to carry out the terms and provision of this Section 6, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv) not to deposit any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror;

(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Corporate Transaction; and

(vi) in the event that the Requisite Holders, in connection with such Corporate Transaction, appoint an equityholder representative (the “Equityholder Representative”) with respect to matters affecting the holders of the capital stock of the Company under the applicable definitive transaction agreements following consummation of such Corporate Transaction, (x) to consent to (A) the appointment of such Equityholder Representative, (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (C) the payment of the Purchaser’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Equityholder Representative in connection with such Equityholder Representative’s services and duties in connection with such Corporate Transaction and its related service as the representative of the holders of capital stock of the Company, and (y) not to assert any claim or commence any suit against the Equityholder Representative or any other holder of capital stock of the Company with respect to any action or inaction taken or failed to be taken by the Equityholder Representative in connection with its service as the Equityholder Representative, absent fraud or willful misconduct.

(b) Nothing in this Section 6 shall be interrupted to limit the powers of the Administrator pursuant to Section 13 (Corporate Transactions) of the Plan or to grant any voting rights in respect of the Shares.

(c) In the event of any conflict between the provisions of this Section 6 and any “drag-along” rights contained in a subsequent investor rights agreement, voting rights agreement or any other agreement to which Purchaser becomes a party, the terms and conditions of such subsequent agreement shall control.

7. Termination of Certain Transfer Restrictions. The restrictions on transfer described in Section 6 (Drag-Along Right) shall terminate as to any Shares upon the earlier of (i) consummation of an Initial Public Offering, or (ii) consummation of a Corporate Transaction.

8. Investment Representations. In connection with the purchase of the Shares, the undersigned Purchaser represents to the Company the following:

(a) The Purchaser is acquiring the Shares for the Purchaser’s own account for investment only, and not for resale or with a view to the distribution thereof.

(b) The Purchaser has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Purchaser’s investment in the Company (including without limitation an evaluation and analysis in connection with the tax consequences of holding the Shares) and has consulted with the Purchaser’s own legal, tax and accounting advisers with respect to the Purchaser’s investment in the Company.

(c) The Purchaser has received a copy of the Plan, and has read it in its entirety.

(d) The Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition.

(e) The Purchaser understands that the Shares are a speculative investment which involves a high degree of risk of loss of the Purchaser’s investment therein, there are substantial restrictions on the transferability of the Shares, and, accordingly, it may not be possible for the Purchaser to liquidate the Purchaser’s investment in case of emergency, if at all.

(f) The Purchaser can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(g) The Purchaser understands that the Shares are not registered under the Securities Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder or such other applicable exemption) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Purchaser understands that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings that are set forth in this Agreement in order to determine the availability of such exemptions and the Purchaser’s eligibility to acquire the Shares.

(h) The Purchaser understands that the Company is under no obligation to register the Shares under the Securities Act on behalf of the Purchaser or to assist the Purchaser in complying with any exemption from registration.

(i) The Purchaser understands that the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the offer and sale of Shares are subsequently registered under the Securities Act and all applicable state securities laws or an exemption is available.

(j) The Purchaser understands that the Shares are not being offered to the public, there is no established market for the Shares and it is not anticipated that there will be any public market for the Shares in the foreseeable future.

(k) The Purchaser understands and has taken cognizance of all risk factors related to the purchase of the Shares and, other than as set forth in this Agreement, no representations or warranties have been made to the Purchaser or the Purchaser’s representatives concerning the Shares, the Company or its subsidiaries or their prospects or other matters.

(l) The Purchaser has indicated on the signature page hereto whether Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. All information which the Purchaser has provided to the Company and the Company’s representatives concerning the Purchaser and the Purchaser’s financial position is complete and correct as of the date of this Agreement. The Purchaser is a resident of the federal, state, foreign or local jurisdictions reflected in the payroll records of the Company or one of its subsidiaries.

9. Spousal Consent. If the Purchaser is legally married, the Purchaser shall deliver to the Company, as a condition of the purchase hereunder, the Spousal Consent attached hereto as Annex 3.

10. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL GRANTED TO THE ISSUER AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE WRITTEN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE ISSUER’S PRINCIPAL CORPORATE OFFICES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. No Guarantee of Continuing Service. Neither the purchase of the Shares under this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or an Affiliate to employ or retain the Purchaser for any period.

12. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents relating to the Company, the Plan or this Award, and any other documents or notices that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission and stockholder notices pursuant to the Delaware General Corporation Law, as amended or superseded from time to time (the “DGCL”)), by email or other electronic means. The Purchaser hereby consents to (a) conduct business electronically, (b) receive such documents and notices by such electronic delivery, including pursuant to Section 232 of the DGCL (or any successor thereto), and (c) sign documents electronically, and the Purchaser hereby agrees to participate through any on-line or electronic capitalization administration platform established and maintained by the Company or a third party designated by the Company (the “Electronic Cap Table Platform”). The Purchaser acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. The Purchaser acknowledges that the Purchaser may receive additional electronic notices, records and other transmissions through the Electronic Cap Table Platform with respect to the Award (“Electronic Transmissions”), but that such Electronic Transmissions are for administrative and convenience purposes only, and that all terms of the Award shall be governed by this Agreement and the Plan. To the extent that there is a conflict between the terms of this Agreement or the Plan and any terms set forth in any Electronic Transmission, the terms of this Agreement or the Plan shall govern.

13. Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by electronic mail or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Purchaser shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

14. Amendments. This Agreement may not be orally amended, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified or terminated only by an agreement in writing signed by the Company and the Purchaser.

[Remainder of Page Intentionally Left Blank]

15 Representation of Purchaser. The Purchaser acknowledges that the Purchaser has received, read and understood this Agreement and agrees that the Purchaser is bound by and subject to its terms and conditions.

Submitted by:	Accepted by:

PURCHASER	ODYSSEY THERAPEUTICS, INC.

/s/ Ian Smith	By:	/s/ Gary D. Glick
Signature
Ian Smith	Name:	Gary D. Glick, Ph.D.
Print Name
	Title:	President and Chief Executive Officer

Address:

The Purchaser is	X	not
an “accredited investor” within the meaning of
Rule 501(a) under the Securities Act.

[Signature Page to Restricted Stock Agreement]

Annex 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement, dated as of ____ (the “Agreement”), the undersigned hereby sell(s), assign(s) and transfer(s) unto Odyssey Therapeutics, Inc. (the “Company”),_________ (_________) shares of the Common Stock of the Company standing in his or her name on the books of the Company and does hereby irrevocably constitute and appoint _________________________ as his or her attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Signature:

Name (Please Print):	Ian Smith

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable to Company to exercise its right to repurchase the Shares by you without requiring additional signatures on your part.

Annex 2

ELECTION PURSUANT TO

SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.
The name, address and taxpayer identification number of the undersigned are:

_________(the “Taxpayer”)

Address: __________________________________________________________

Social Security No./Tax ID No.: ___-___-____

2.
Description of property with respect to which the election is being made:

The election is being made with respect to _________shares of Common Stock (the “Shares”) in Odyssey Therapeutics, Inc. (the “Company”).

3.
The date on which the Shares were transferred is _________. The taxable year to which this election relates is calendar year ____.
4.
Nature of restrictions to which the Shares are subject:

The Shares are subject to a vesting schedule. Unvested Shares are subject to repurchase at the lesser of the original purchase price or fair market value if the Taxpayer ceases to provide services to the Company or its affiliates.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than restrictions that by their terms will never lapse) of the Shares with respect to which this election is being made was $_________.
6.
The amount paid by the Taxpayer for the Shares was $____.
7.
A copy of this statement has been furnished to the Company and to all other persons entitled to receive a copy of this statement as provided in Treasury Regulations §1.83-2(d).

Date:	,

Name:

Annex 3

SPOUSAL CONSENT

I, the undersigned spouse of , hereby acknowledge that I have read and understand the contents of the Odyssey Therapeutics, Inc. 2021 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, Exercise Notice and Agreement and Restricted Stock Agreement between Odyssey Therapeutics, Inc. (the “Company”) and my spouse for the issuance under the Plan of shares of the Company, and the other written agreements between the Company and my spouse governing such shares (collectively, the “Agreements”). I am aware that the Agreements provide for the repurchase of my spouse’s shares of the Company under certain circumstances and impose other provisions, including restrictions on the transfer of such shares. I agree that my spouse’s interest in such shares is subject to the Agreements and any interest I may have in such shares shall be irrevocably bound by the Agreements and further that my community property interest, if any, shall be similarly bound by the Agreements.

I am aware that the legal, financial and other matters contained in the Agreements are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreements that I will waive such right.

Signature:

Print Name:

Date:

Witness